EXHIBIT 99.1

Ciprico Reports Fourth Quarter and Year-End Results

Minneapolis, MN — November 11, 2004 — Ciprico Inc. (NASDAQ:  CPCI), a leading provider of digital media workflow solutions, today announced results for the fourth quarter and year ended September 30, 2004.

Sales for the quarter were $3.3 million, a 29 percent decrease from the third quarter of fiscal 2004 and a decrease of 46 percent over the prior year.  Gross profit margins, were 40 percent versus 41 percent for the previous year.  Operating expenses for the quarter were $2.0 million, a decrease of $795,000 or 28 percent from the previous quarter and a decrease of $1.6 million or 45 percent from the same prior year period, excluding restructuring charges for all such periods.  Ciprico recorded a net loss for the quarter of $593,000 or $0.13 per share versus a loss of $1.6 million or $0.33 per share for the same period last year.

The results for the year ended September 30, 2004 include charges totaling $3.4 million or $0.72 per share recorded in the prior quarter associated with a business reorganization implemented in April 2004.  This includes a pre-tax restructuring charge of $2.5 million related to a 40 percent workforce reduction, abandonment of a portion of Ciprico’s headquarter facility and the write-down of certain fixed assets.  In addition, the Company recorded a non-cash adjustment of $900,000 to cost of sales and inventory to reduce certain legacy product inventory to market value.

For the year ended September 30, 2004, sales were $18.1 million a decrease of 42 percent over the prior year.  Gross profit margins, excluding the inventory adjustment, were 39.0 percent versus 36.4 percent for the previous year.  Total operating expenses, excluding restructuring charges of $2.5 million in fiscal 2004 and $500,000 in fiscal 2003, were $11.5 million and $15.2 million respectively, a decrease of $3.7 million or 24 percent between years.  Ciprico recorded a net loss for fiscal 2004 of $7.4 million or $1.56 per share, as compared with a net loss of $3.9 million or $0.84 per share for the same period last year.  Excluding the charges of $3.4 million, the loss for the year ended September 30, 2004 was $4.0 million or $0.84 a share.

James W. Hansen, CEO, said, “We narrowed our operating losses from previous quarters due largely to the positive impacts from our restructuring earlier this year.  Our margins reflect another strong quarter of DiMeda™ product sales along with the impacts of cost reductions.  We have continued our strong focus on developing the next generation technology while managing our balance sheet as seen with the positive cash flow in the fourth quarter, despite our challenging operating results.

Hansen continued, “We are disappointed with our sales performance this past year.  Our broadcast business was down significantly for the year reflecting softer demand in addition to competitive effects at each of our key broadcast OEM’s.  Our military sales this past quarter were down sequentially and for the year, reflecting the cyclical program spending in this segment.  We are actively pursuing a number of new sales opportunities at both OEM and newer distribution channel prospects.

Hansen added, “We made progress with strategic alliances this past quarter through the launching of our new NETarray® serial ATA (SATA) storage product line which provides us an expanded offering of reliable, high-performance solutions at varying cost levels.   We continue to evaluate new strategic opportunities to strengthen our market position that are complementary to our technology capabilities, leverage our strong brand name in digital media applications and expand our distribution channels.  We believe the combination of internal innovation, partnerships and third-party alliances are all key elements for future growth of the Company.  We are committed to growth through completion of our common storage software platform, development of alliances and selective acquisition opportunities to maximize shareholder value.”

The Company will host a conference call on Friday, November 12 at 11:00 a.m. Eastern Time and 10:00 a.m. Central Time, to discuss this release.  The conference call will be broadcast live via the Internet at www.ciprico.com.  The conference call will also be available live via telephone at 800-218-8862.  A replay will be available through November 19, 2004 at 800-405-2236, replay code 11011520.

Certain statements in this news release are forward-looking and should be read in conjunction with cautionary statements in Ciprico’s SEC filings, reports to shareholders and other news releases.  Such forward-looking statements, which reflect our current view of future events and financial performance, involve known and unknown risks that could cause actual results and facts to differ materially from those expressed in the forward-looking statements for a variety of reasons.  Some of these reasons include the ability to achieve and maintain profitability; the impact of geopolitical and economic factors affecting the markets in which we are concentrated; the impact on revenues and earnings of the timing of product enhancements and new product releases; market acceptance of new products; sales and distribution issues; competition; dependence on suppliers; limited backlog and the historic and recurring pattern of a disproportionate percentage of total quarterly sales occurring the last month and weeks of a quarter.  Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Ciprico undertakes no obligation to update publicly or revise any forward-looking statements.

About Ciprico

Ciprico designs and delivers products, services and solutions for high performance digital media workflows. Ciprico is headquartered in Minneapolis, MN. More information about Ciprico is available at www.ciprico.com

For Additional Information:

James W. Hansen CEO (763) 551-4000	Thomas S. Wargolet Vice President — Finance and CFO (763) 551-4000

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CIPRICO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
(Amounts in thousands, except per share amounts)	2004	2003	2004	2003
NET SALES	$3,265	$6,101	$18,081	$31,215
Cost of sales (1)	1,958	3,602	11,929	19,840

GROSS PROFIT	1,307	2,499	6,152	11,375

OPERATING EXPENSES:
Research and development	1,035	1,608	5,154	6,214
Sales and marketing	672	1,529	4,597	6,638
General and administrative	302	496	1,705	2,388
Restructuring charges	—	500	2,500	500
Total operating expenses	2,009	4,133	13,956	15,740

LOSS FROM OPERATIONS	(702)	(1,634)	(7,804)	(4,365)
Other income, primarily interest	109	69	426	450

LOSS BEFORE INCOME TAXES	(593)	(1,565)	(7,378)	(3,915)
Income tax benefit	—	—	—	—

NET LOSS	$(593)	$(1,565)	$(7,378)	$(3,915)

Shares used to calculate net loss per share:
Basic and diluted	4,736	4,674	4,717	4,676

NET LOSS PER SHARE:
Basic and diluted	$(0.13)	$(0.33)	$(1.56)	$(0.84)

(1)                                  Amounts for the year ended September 30, 2004 include a non-cash adjustment of $900,000 to reduce certain legacy product inventory to market value.

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SALES INFORMATION

Comparative information on sales by market for the period ended September 30 are shown in the charts below (in millions).

For the quarter ended September 30:

	2004		2003
Market	Sales	% of Total	Sales	% of Total
Broadcast & Entertainment	$1.5	46%	$3.1	51%
Military & Government	1.6	48	2.9	47
Other	0.2	6	0.1	2
Total	$3.3	100%	$6.1	100%

For the year-ended September 30:

	2004		2003
Market	Sales	% of Total	Sales	% of Total
Broadcast & Entertainment	$8.5	47%	$20.1	64%
Military & Government	8.9	49	10.6	34
Other	0.7	4	0.5	2
Total	$18.1	100%	$31.2	100%

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CIPRICO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 30,	September 30,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$4,394	$5,159
Marketable securities and short term investments	16,946	16,766
Accounts receivable, less allowance	1,665	4,016
Inventories	1,330	3,928
Other current assets	288	453
Total current assets	24,623	30,322
Property and equipment, net	498	1,972
Other assets	41	42
	$25,162	$32,336

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,432	$2,151
Accrued expenses	2,581	1,887
Deferred revenue	292	312
Total current liabilities	4,305	4,350

Shareholders’ equity:
Capital stock	47	47
Additional paid-in capital	35,118	34,840
Retained deficit	(14,259)	(6,881)
Deferred compensation from restricted stock	(49)	(20)
Total shareholders’ equity	20,857	27,986
	$25,162	$32,336

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CIPRICO INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

(In thousands)	Year Ended September 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(7,378)	$(3,915)
Depreciation and amortization	1,278	1,802
Changes in operating assets and liabilities	5,801	(1,332)

Net cash flows used in operating activities	(299)	(3,445)

Cash flows from investing activities:

Equipment purchases	(380)	(1,166)
Purchases of marketable securities	(23,439)	(26,392)
Proceeds from sale or maturity of marketable securities	23,175	30,244

Net cash flows provided by (used in) investing activities	(644)	2,686

Cash flows from financing activities:

Repurchase of common stock	—	(692)
Proceeds from issuance of common stock	178	197

Net cash flows provided by (used in) financing activities	178	(495)

Net decrease in cash and cash equivalents	(765)	(1,254)

Cash and cash equivalents at beginning of period	5,159	6,413

Cash and cash equivalents at end of period	4,394	5,159

Marketable securities, current	16,946	16,766

Total cash and marketable securities	$21,340	$21,925

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